UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2020

LEXINGTON REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12386	13-3717318
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Penn Plaza, Suite 4015, New York, New York	10119-4015
(Address of principal executive offices)	(Zip Code)

(212) 692-7200

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of beneficial interest, par value $0.0001 per share, classified as Common Stock	LXP	New York Stock Exchange
6.50% Series C Cumulative Convertible Preferred Stock, par value $0.0001 per share	LXPPRC	New York Stock Exchange

Item 8.01.	Other Events.

On May 11, 2020, Lexington Realty Trust (“the Trust”) entered into an Underwriting Agreement, dated as of May 11, 2020 (the “Underwriting Agreement”), between Morgan Stanley & Co. LLC and BofA Securities, Inc. (together, the “Underwriters”), on the one hand, and the Trust, on the other hand. Pursuant to the terms and conditions of the Underwriting Agreement, the Underwriters purchased from the Trust 15,000,000 of the Trust’s shares of beneficial interest, par value $0.0001 per share, classified as common stock (“Common Shares”), at a price of $9.60 per share for expected gross proceeds of the offering of approximately $144 million before deducting underwriting discounts and commissions and estimated offering expenses. The Trust granted the Underwriters an option to purchase up to an additional 2,250,000 Common Shares (the “Option Shares”) at the same price.

The Underwriting Agreement contains customary representations, warranties and covenants by the Trust. It also provides for customary indemnification of the Underwriters and the Trust for certain losses or damages arising out of or in connection with the sale of the Common Shares.

The offering was made pursuant to the Trust’s effective shelf registration statement on Form S-3ASR (File No. 333-223257) filed with the Securities and Exchange Commission and effective as of February 27, 2018, a preliminary prospectus supplement relating to the Common Shares, dated May 11, 2020, and a final prospectus supplement relating to the Common Shares, dated May 11, 2020. The closing of the offering is expected to occur on May 14, 2020.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement.

On May 11, 2020, the Trust issued press releases relating to the offering of the Common Shares. Copies of the press releases are attached as Exhibits 99.1 and 99.2.

On May 13, 2020, Venable LLP delivered its legality opinion with respect to the Common Shares, a copy of which is attached hereto as Exhibit 5.1.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

1.1	Underwriting Agreement, dated as of May 11, 2020
5.1	Opinion of Venable LLP
23.1	Consent of Venable LLP (included in Exhibit 5.1)
99.1	Press Release issued May 11, 2020
99.2	Press Release issued May 11, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust
Date: May 13, 2020	By:	/s/ Beth Boulerice
Beth Boulerice
Chief Financial Officer